SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported November 21, 2007
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On July 31, 2007, Environmental Tectonics Corporation (the “Company”) completed a refinancing (the “Refinancing”) of its indebtedness with PNC Bank, National Association (“PNC”) in the aggregate amount of up to $15,000,000. In connection with the Refinancing, the Company entered into a Credit Agreement (the “Credit Agreement”) with PNC. The terms of the Credit Agreement and the related documents are described in a Current Report on Form 8-K dated July 31, 2007 and filed with the Securities and Exchange Commission on August 3, 2007.
     On November 14, 2007, the Audit Committee of the Board of Directors of the Company, in consultation with management, determined that the Company will need to restate (the “Restatement”) its previously issued consolidated financial statements for prior periods, including the periods ended November 24, 2006 and February 23, 2007, due to errors in accounting with respect to accounts receivable related to the carrying value of a claims receivable booked in connection with a contract with the Department of the Navy for a submarine decompression chamber project. The Company is in the process of determining if these errors in accounting affected additional periods prior to the fiscal quarter ended November 24, 2006, including for the fiscal years ended February 28, 2003, February 27, 2004, February 25, 2005 and February 24, 2006.
     As a result of the Restatement, the Company was in breach of the representation and warranty contained in Section 7(a) of the Credit Agreement with respect to its previously delivered financial statements as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended February 23, 2007 because such financial statements were not true, complete and accurate in all material respects and did not fairly present the financial condition, assets and liabilities of the Company as of the date of the financial statements. This breach constituted an Event of Default under the Credit Agreement and related documents (the “Financial Statement Default”). In addition, the Restatement caused the Company to be in breach of the Consolidated Tangible Net Worth covenant set forth in the Credit Agreement (the “Net Worth Covenant Default”). On November 21, 2007, PNC waived the Financial Statement Default (and any comparable default in respect of the Company’s financial statements as of any prior fiscal period), provided that the Company is required to deliver to PNC its restated financial statements for the fiscal year ended February 23, 2007 no later than January 31, 2008. PNC also waived the Net Worth Covenant Default as of February 23, 2007. The foregoing waivers do not operate as a, or obligate PNC to grant any, future waiver or modification of the provisions of the Credit Agreement with respect to any other financial statements of the Company or of the Consolidated Tangible Net Worth covenant as of any other date or of any other term, condition or Event of Default under the Credit Agreement.
     In addition, in connection with certain obligations of the Company under a contract with the Turkish Air Force, the Company has arranged for the OyakBank A.S. to issue a letter of guarantee on its behalf for which it is obligated to deposit $2,310,000 in an account at OyakBank and pledge such account to OyakBank (the “Account Pledge”) as security for its reimbursement obligations under such letter of guarantee. The terms of the Credit Agreement prohibit the

Account Pledge. At the Company’s request, PNC has consented to the Account Pledge and waived the limitations of the Credit Agreement to permit the Company to enter into the Account Pledge.
     On November 28, 2007, the Company issued a press release disclosing the waivers and the Account Pledge. A copy of this press release in attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: November 28, 2007	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

Exhibit Index

Exhibit 99.1	Press Release, dated November 28, 2007